UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2016, the Board of Directors of GulfMark Offshore, Inc. (the “Company”) approved an amendment, effective November 21, 2016 (the “Amendment”), to the Company’s bylaws to add an exclusive forum selection provision as new Section 7.7 and an enforceability provision as new Section 7.8. Pursuant to new Section 7.7, unless the Company consents to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, stockholder or other agent of the Company to the Company or the Company’s stakeholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware (“DGCL”) or the Certificate of Incorporation or bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located in the State of Delaware). Section 7.7 also provides that any person or entity purchasing or otherwise acquiring any interest in securities of the Company shall be deemed to have consented to such provisions. Section 7.8 provides for the severability of any provision of Article VII of the bylaws that is held to be invalid, illegal or unenforceable and the enforceability of the remainder thereof.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description
3.1	Amendment to Bylaws of GulfMark Offshore, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016		GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer

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